UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report: October 17, 2024 (Date of earliest event reported: October 15, 2024)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-40840	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

On October 15, 2024, each then-outstanding share of the 5.00% Series A Mandatory Convertible Preferred Stock (the “Preferred Stock”) of RBC Bearings Incorporated (the “Company”) convert into 0.4413 shares of the Company’s common stock (the “Common Stock”). The conversion rate was based on a value for the Common Stock equal to the lower of (i) the average of the daily VWAPs in the 20-trading-day period through October 14, 2024 (the daily VWAP is the per share volume-weighted average price of the Common Stock on the New York Stock Exchange for a given trading day as reported by Bloomberg) or (ii) $226.63. Because the VWAP average for the 20 trading days through October 14 was $292.55, the $226.63 Common Stock value was utilized to produce the conversion rate of 0.4413 shares of Common Stock for each share of Preferred Stock. This is known as the “Minimum Conversion Rate” in the Certificate of Designations defining the terms of the Preferred Stock.

The dividend on the Preferred Stock that accrued through the conversion date was paid on the conversion date to holders of record on October 1, 2024 and therefore was not factored into the conversion rate.

The Company issued 2,029,955 shares of Common Stock upon the conversion of the Preferred Stock.

Because the Preferred Stock is no longer outstanding, the Company will not pay dividends on the Preferred Stock in the future. This will amount to a cash savings of $23.0 million per year.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 17, 2024

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
John J. Feeney
Vice President, General Counsel and Secretary

2